EXHIBIT 16.1


                                  June 17, 2004


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

We have reviewed Form 8 - K of Giant Jr. Investments Corp. (Commission file number 0-32923) dated June 16, 2004.

We agree with the statements made by the issuer with the following exception:

     1. We are not in a position to agree or disagree that Giant Jr. Investments Corp. has appointed the firm of Kabani & Company, Inc. to serve as independent public accountants of the Company for the fiscal year ended August 31, 2004.

Sincerely,

Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

RAJ/ph